Exhibit 10.106

The NINTH COMMITMENT AMENDMENT TO

LOAN SALE AND SERVICING AGREEMENT

THIS NINTH COMMITMENT AMENDMENT TO LOAN SALE AND SERVICING AGREEMENT (this “Ninth Amendment”), dated as of March 17, 2020, is entered into by and among BBCV Receivables-Q 2010 LLC,  a Delaware limited liability company, as seller (the “Seller”),  Quorum Federal Credit Union,  a federally chartered credit union, as buyer (the  “Buyer”), Vacation Trust, Inc., a Florida Corporation, as Club Trustee (the “Club Trustee”), U.S. Bank National Association, a national banking association, as custodian and paying agent  (the “Custodian”), Bluegreen Vacations Corporation, a Florida corporation, as servicer (the “Servicer”), and Concord Servicing Corporation, an Arizona corporation, as backup servicer (the “Backup Servicer”).

RECITALS

WHEREAS,  the Buyer, the Seller, the Servicer, and the Backup Servicer have previously entered into that certain Loan Sale and Servicing Agreement, dated as of December 22, 2010, as amended by that certain Omnibus Amendment, dated as of May 3, 2011, that certain Omnibus Amendment No. 2, dated as of February 7, 2012, that certain First Commitment Amendment, dated as of March 1, 2012,  that certain Second Commitment Amendment, dated as of January 31, 2013, that certain Third Commitment Amendment dated as of April 1, 2014, that certain First General Amendment, dated as of April 1, 2014, that certain Fourth Commitment Amendment, dated as of November 1, 2014, that certain Fifth Commitment Amendment, dated as of December 23, 2014, that certain Omnibus Amendment No. 3, dated as of June 30, 2015, that certain Sixth Commitment Amendment, dated as of July 1, 2015, that certain Seventh Commitment Amendment, dated September 1, 2016, that certain Omnibus Amendment No. 4, dated as of June 30, 2016,  that certain Omnibus Amendment No. 5, dated as of January 24, 2018, and that certain Eighth Commitment Amendment dated as of April 6, 2018 (as may be amended, supplemented or restated from time to time, the “Loan Sale and Servicing Agreement”).

WHEREAS,  Standard Definitions are attached to the Loan Sale and Servicing Agreement at Annex A (the “Standard Definitions”).

WHEREAS, the parties hereto desire to modify the Loan Sale and Servicing Agreement as set forth in this Ninth Amendment.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1

1. Amendment of Standard Definitions.

(a) The following definitions shall replace the corresponding definition in the Standard Definitions:

"Commitment Period" shall mean the period commencing on January 1, 2020 and continuing until December 31, 2020.

“Commitment Purchase Period” shall mean the period referenced in the Commitment Purchase Period Terms Letter.

"Distribution Date" shall mean, commencing in the month of February 2020, the second to last Business Day of each calendar month following the end of the preceding Due Period.

"Fifth Aggregate Sale Date Loan Pool" shall mean, on any date of determination, all Timeshare Loans sold to the Buyer on each Sale Date occurring between January 1, 2018 and December 31, 2018.

"Reacquisition Date" shall mean, with respect to the reacquisition of the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool on or after the Second Optional Reacquisition Date, the Third Optional Reacquisition Date, the Fourth Optional Reacquisition Date, the Fifth Optional Reacquisition Date, or the Sixth Optional Reacquisition Date, respectively, the date fixed pursuant to Section 11.3 of this Agreement.

"Reacquisition Price" shall mean, with respect to the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool, the sum of the Net Investment Amounts of all Sale Date Loan Pools comprising the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool or the Sixth Aggregate Sale Date Loan Pool respectively, together with the Program Fee accrued and unpaid thereon at the applicable Program Fee Rate up to and including the Reacquisition Date.

(b) The following definitions shall be added to the Standard Definitions:

"Sixth Aggregate Sale Date Loan Pool" shall mean, on any date of determination, all Timeshare Loans sold to the Buyer on each Sale Date occurring between June 1, 2019 and December 31, 2019.

"Sixth Optional Reacquisition Date" shall mean the first date on which the then current aggregate Net Investment Amounts in respect of all Timeshare Loans in the Sixth Aggregate Sale Date Loan Pool is less than or equal to fifteen percent (15%) of all of the original aggregate Net Investment Amounts in respect of all of the Timeshare Loans sold in each Sale Date Loan Pool corresponding to the Sixth Aggregate Sale Date Loan Pool on the related Sale Date.

BBCV 9th Commitment Amendment2

2. Section 7.5(a) of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(a)

Monthly Servicer Report. Not later than two (2) Business Days prior to the Distribution Date, the Servicer shall deliver to the Seller, the Buyer, and the Backup Servicer, a report (the "Monthly Servicer Report") substantially in the form of Exhibit G hereto, detailing certain activity relating to the Timeshare' Loans. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Seller, the Buyer or the Backup Servicer in writing at least five (5) Business Days prior to such Determination Date. Each such Monthly Servicer Report shall be accompanied by an Officer's Certificate of the Servicer in the form of Exhibit H hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report.

3. Section 11.1 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.1. Clean-up Call; Optional Reacquisition; Election to Reacquire.

The initial Servicer shall have the option to reacquire not less than all of the Timeshare Loans in the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool,  the Fifth Aggregate Sale Date Loan Pool or the Sixth Aggregate Sale Date Loan Pool any date after the Second Optional Reacquisition Date, the Third Optional Reacquisition Date, the Fourth Optional Reacquisition Date, the Fifth Optional Reacquisition Date or the Sixth Optional Reacquisition Date respectively, by payment of an amount equal to the Reacquisition Price (unless amounts in the Trust Accounts are sufficient to make such payments).

4. Section 11.2 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.2. Notice to Buyer.

The Servicer shall give written notice of its intention to reacquire the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool, as applicable, to the Buyer at least fifteen (15) days prior to the Reacquisition Date (unless a shorter period shall be satisfactory to the Buyer).

5. Section 11.3 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

BBCV 9th Commitment Amendment3

SECTION 11.3. Notice of Reacquisition by the Servicer.

Notices of reacquisition shall be given by electronic transmission and by first class mail, postage prepaid, mailed not less than fifteen (15) days prior to the Reacquisition Date, to the Buyer. All notices of reacquisition shall state (a) the Reacquisition Date, (b) the Reacquisition Price, (c) that the Timeshare Loans comprising the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool is being reacquired, and (d) that on the Reacquisition Date, the Reacquisition Price shall become due and payable in respect of the reacquisition of the Second Aggregate Sale Date Loan Pool,  the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool, as applicable, and that the Program Fee shall cease to accrue if payment is made on the Reacquisition Date.

6. Section 11.5 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.5. Timeshare Loans on Reacquisition Date.

Notice of reacquisition having been given as provided in Section 11.2 hereof and deposit of the Reacquisition Price with the Buyer having been made as provided in Section 11.4 hereof, the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool or the Sixth Aggregate Sale Date Loan Pool being reacquired shall on the Reacquisition Date, become due and payable at the Reacquisition Price, and, on such Reacquisition Date, the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool,  the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool, as applicable, shall cease to accrue the Program Fee. The Buyer shall apply all available funds in the Trust Accounts and the Buyer shall be paid any remaining portion of the Reacquisition Price by the Servicer upon transfer of the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool being purchased by the Servicer or its designee. If the Servicer shall have failed to deposit the Reacquisition Price with the Buyer, the principal and the Program Fee with respect to the Second Aggregate Sale Date Loan Pool, the Third Aggregate Sale Date Loan Pool, the Fourth Aggregate Sale Date Loan Pool, the Fifth Aggregate Sale Date Loan Pool, or the Sixth Aggregate Sale Date Loan Pool, as applicable, shall, until paid, continue to accrue at the applicable Program Fee Rate. The Servicer's failure to deposit the Reacquisition Price shall not constitute a Purchase Termination Event hereunder.

7. Choice of Law and Venue. This Ninth Amendment shall be construed in accordance with the internal laws of the State of New York.

8. Binding Effect. This Ninth Amendment shall inure to the benefit of and be binding upon the parties to this Ninth Amendment and their successors and assigns.

BBCV 9th Commitment Amendment4

9. Counterpart Execution. This Ninth Amendment may be executed in counterpart, and any number of copies of this Ninth Amendment which in the aggregate have been executed by all parties to this Ninth Amendment shall constitute one original.

10. Time is of the Essence. Time is of the essence in the performance of the obligations in this Ninth Amendment.

11. No Third-Party Beneficiary. No third party shall be a beneficiary hereof.

[Signatures Appear on Next Page]

BBCV 9th Commitment Amendment5

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the date set forth above.

THE BUYER:	QUORUM FEDERAL CREDIT UNION By: /s/ Bruno Sementilli Bruno Sementilli, President and CEO
THE SELLER:	BBCV Receivables-Q 2010 LLC By: /s/ Paul Humphrey Paul Humphrey President
THE SERVICER:	BLUEGREEN VACATIONS CORPORATION By: /s/ Paul Haumphrey Paul Humphrey Senior Vice President Finance, Capital Markets, and Mortgage Operations
THE BACKUP SERVICER:	CONCORD SERVICING CORPORATION By: /s/ Sonja M. Yurkiw Sonja M. Yurkiw, Esq. COO & General Counsel
THE CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian and Paying Agent hereunder By: /s/ Eric M. Ott Eric M. Ott Vice President
THE CLUB TRUSTEE:	VACATION TRUST, INC., as Club Trustee By: /s/ Douglas S. Carr Douglas S. Carr Vice President

BBCV 9th Commitment Amendment6